SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                          Date of Report: April 1, 2002



                                 eChapman, Inc.
             (Exact Name of Registrant as specified in its charter)




            Maryland                                    0-28123                                  52-2184621
----------------------------------             ---------------------------             -------------------------------
 (State or other jurisdiction of                 (Commission File No.)                  (IRS Employer Identification
 incorporation or organization)                                                                   Number)

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                        401 East Pratt Street, 28th Floor
                               Baltimore, MD 21202
                                 (410) 625-9656
               (Address, including zip code, and telephone number
                       including area code of Registrant's
                          principal executive offices)



          (Former name or former address, if changed since last report)




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Item 4.  Changes in Registrant's Certifying Accountant.

(a)  Previous Independent Accountants

         (i) On March 15, 2002 eChapman, Inc. ("eChapman" or the "Company") issued a press release announcing that it had terminated the Company's relationship with Arthur Andersen, LLP ("Arthur Andersen"), effective March 14,
2002. A copy of the press release was previously attached as Exhibit 99 to Form
8-K, filed with the Securities and Exchange Commission on March 21, 2002 and is incorporated herein by reference.

         (ii) The reports of Arthur Andersen on the 2000 and 1999 financial statements of the Company contained no adverse opinion, disclaimer of opinion or modification of the opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Arthur Andersen did not issue a report on the 2001 financial statements of the Company.

         (iii) The decision to terminate Arthur Andersen was ratified by the Company's Audit Committee and approved by its Board of Directors.

         (iv) The Board of Directors, at the recommendation of its audit committee, elected to terminate Arthur Andersen for the following reasons:

                  (1) Arthur Andersen indicated that it would be unable to issue the Company's audited financial statements within a reasonable timeframe, which impacted regulatory requirements.

                  (2) The Board of Directors determined that, in light of recent events, including, but not limited to, the indictment of Arthur Andersen for obstruction of justice charges, there existed substantial concern as to whether Arthur Andersen would be able to certify and stand by any report they might issue in connection with their review of the Company's financial statements.

         The Company had no disagreements with Arthur Andersen with respect to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         Arthur Andersen LLC has indicated that its inability to prepare the audited financials for the Company was due to the fact that it had not received notification from the management of eChapman about either an formal non-public investigation which has been undertaken by the Securities and Exchange
Commission relating to the initial public offering of eChapman, or the fact that The Chapman Funds, Inc. ( an affiliate) or Chapman Capital Management ( a subsidiary) had received a letter from the Securities and Exchange Commission describing certain deficiencies discovered in connection with a routine annual audit and examination of the books and records of The Chapman Funds, Inc. and Chapman Capital Management, Inc. Upon receipt of this information, Arthur
Andersen notified eChapman about its concern with respect to issues raised by the Securities and Exchange Commission, as well as the Company's failure to notify Arthur Andersen of the investigation as well as the Company's communication with the Securities and Exchange Commission. eChapman did disclose these facts to Arthur Andersen on February 26, 2002 through its legal counsel.

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         It is our understanding that the lateness of the disclosure coupled with Arthur Andersen's concern over the timing and substance of the disclosure caused Arthur Andersen to indicate that it would be unable to provide the audited financial statements within the prescribed deadline at which point
eChapman began to consider whether or not to continue to retain Arthur Andersen as its independent auditor, a decision which was formalized on March 14, 2002

         (v) The Company has requested that Arthur Andersen furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. The Company will file an amendment to its Form 8-K when it receives such letter.

(b)  New Independent Accountants

         (i) The Company engaged Wilkins McNair, P.C. ("McNair") as its new independent accountants as of March 14, 2002. During the two most recent fiscal years and through March 14, 2002, the Company has not consulted with McNair regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company that McNair concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item
304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

         (ii) The Company has requested that Wilkins McNair, P.C. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. The Company will file an amendment to its Form 8-K when it receives such letter.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          eChapman, Inc.


Date:    April 1, 2002                    By:   /s/ Nathan A. Chapman Jr.
                                          --------------------------------------
                                                Nathan A. Chapman Jr., President





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